Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Abtech Holdings, Inc.

Scottsdale, Arizona

We hereby consent to the use in the Prospectus constituting a part of this Form S-1 Registration Statement of our report dated March 30, 2012, relating to the consolidated financial statements of Abtech Holdings, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Semple, Marchal & Cooper, LLP

Semple, Marchal & Cooper, LLP

Phoenix, Arizona

April 13, 2012